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                                                                 Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Senior Notes (Form S-3, No. 333-73012) of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc.; and the Folksamerica Holding Company 401(K) Savings and Investment Plan (Form S-8, No. 333- 82563), the Executive Bonus Plan of White Mountains (Form S-8, No. 333-89381), the Voluntary Deferred Compensation Plan of White Mountains (Form S-8, No. 333-89387), the White Mountains Long-Term Incentive Plan, the White Mountains Insurance Group Executive Savings Plan and the OneBeacon Insurance Executive Savings Plan (Form S-8, No. 333-83206), the OneBeacon Insurance Savings Plan (Form S-8, No. 333-68438) and the OneBeacon Insurance Supplemental Plan (Form S-8, No. 333-68460) of White Mountains Insurance Group, Ltd. of our report dated February 26, 2003 with respect to the combined financial statements of Montpelier Re Holdings Ltd. as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from November 14, 2001 (date of incorporation) to December 31, 2001.


/s/ PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
May 12, 2003